AUGUST 2026 • NYSE:APLE INVESTOR PRESENTATION Exhibit 99.1

FORWARD-LOOKING STATEMENTS Certain statements made in this presentation are forward-looking statements. These forward-looking statements include statements regarding our intent, belief or current expectations and are based on various assumptions. These statements involve substantial risks and uncertainties. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements that we make. Forward-looking statements may include, but are not limited to, statements regarding net asset value and potential trading prices. Words such as “anticipates,” “believes,” “expects,” “estimates,” “projects,” “plans,” “intends,” “may,” “will,” “would,“ “outlook,” “strategy,” “targets,” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Actual results or outcomes may differ materially from those contemplated by the forward-looking statement. Further, forward-looking statements speak only as of the date they are made, and we undertake no obligation to update or revise any forward-looking statement to reflect changed assumptions or the occurrence of unanticipated events or changes to future operating results, unless required to do so by law. Such factors include, but are not limited to, the ability of Apple Hospitality REIT, Inc. (the “Company,” “Apple Hospitality,” “Apple” or “APLE”) to effectively acquire and dispose of properties and redeploy proceeds; the anticipated timing and frequency of shareholder distributions; the ability of the Company to fund capital obligations; the ability of the Company to successfully integrate pending transactions and implement its operating strategy; changes in general political, economic and competitive conditions and specific market conditions (including the potential effects of tariffs, inflation or a recessionary environment); reduced business and leisure travel due to geopolitical uncertainty, including terrorism and acts of war; travel-related health concerns, including widespread outbreaks of infectious or contagious diseases in the U.S.; inclement weather conditions, including natural disasters such as hurricanes, earthquakes and wildfires; government shutdowns, airline strikes or equipment failures or other disruptions; adverse changes in the real estate and real estate capital markets; financing risks; changes in interest rates; litigation risks; regulatory proceedings or inquiries; changes in laws or regulations or interpretations of current laws and regulations that impact the Company’s business, assets or classification as a real estate investment trust; or other risks detailed in filings made by Apple Hospitality with the Securities and Exchange Commission (“SEC”). Although the Company believes that the assumptions underlying the forward-looking statements contained herein are reasonable, any of the assumptions could be inaccurate, and therefore there can be no assurance that such statements included in this presentation will prove to be accurate. In light of the significant uncertainties inherent in the forward-looking statements included herein, the inclusion of such information should not be regarded as a representation by the Company or any other person that the results or conditions described in such statements or the objectives and plans of the Company will be achieved. Cover photo: Homewood Suites Huntsville-Village of Providence HILTON GARDEN INN HILTON HEAD

Note: Hotel portfolio statistics as of August 5, 2026. Market categorization based on STR designation. Average Effective Age represents years since hotels were built or last renovated. Average actual age of hotels is 18 years. The Tripadvisor® rating is based on lifetime scores for the Apple Hospitality portfolio of hotels through June 30, 2026. Net Total Debt to Total Capitalization calculation based on (as of June 30, 2026) total debt outstanding, net of cash and cash equivalents (“net total debt outstanding”), divided by net total debt outstanding plus equity market capitalization based on the Company’s closing share price of $16.81 and outstanding common shares. Based on hotels owned as of June 30, 2026. Scale Ownership of Upscale, Rooms-Focused Hotels Industry-Leading Brands and Operators Broad Geographic Diversification Consistent Reinvestment(1) Strong, Flexible Balance Sheet(2) 216 HOTELS 16 BRANDS 37 STATES 5 yrs AVERAGE EFFECTIVE AGE 27% NET TOTAL DEBT TO TOTAL CAPITALIZATION 29,459 GUEST ROOMS 59% OUTSTANDING DEBT EFFECTIVELY FIXED 99% ROOMS-FOCUSED 15 MANAGEMENT COMPANIES 83 MARKETS 4.3 AVERAGE TRIPADVISOR® RATING 207 HOTELS UNENCUMBERED COMPANY PROFILE AND PROVEN INVESTMENT STRATEGY Apple Hospitality is a publicly traded real estate investment trust that owns one of the largest and most diverse portfolios of upscale, rooms-focused hotels in the United States.

COMPANY OVERVIEW

APPLE HOSPITALITY REIT

$1.4 Billion IN REVENUE Full Year 2025	**$1.55** 2025 MFFO PER SHARE[1] $0.74 Net Income Per Share	**$240.4 Million** DISTRIBUTIONS PAID In 2025
+12.7 ppts TSR Outperformance vs. Dow Jones U.S. Real Estate Hotels Index for the 2021-2025 Period	**5.8%** ANNUAL YIELD[2] $0.96 Per Share	**+20.5 ppts** TSR Outperformance vs. Nareit Lodging/Resorts Index for the 2021-2025 Period

EXCHANGE: TICKER	NYSE: APLE
DIVIDEND YIELD at 7/31/2026	5.8% annual yield, annual rate of $0.96 per share, paid monthly
AVERAGE TRADING VOLUME TTM 7/31/2026	2.9 Million shares per day
EQUITY MARKET CAP at 6/30/2026	$4.0 Billion
NET DEBT at 6/30/2026	$1.5 Billion, 27% net total debt outstanding to total capitalization
TOTAL ENTERPRISE VALUE at 6/30/2026	$5.5 Billion
COMPARABLE HOTELS REVENUE[1] TTM 6/30/2026	$1.4 Billion
COMPARABLE HOTELS ADJUSTED HOTEL EBITDA MARGIN[1] TTM 6/30/2026	34.3%
2026 ESTIMATED CAPEX	$85 Million to $95 Million
EXECUTIVE TARGET COMPENSATION STRUCTURE	76% executive target compensation incentive based

(1) See following pages for reconciliation to actual revenue and net income.

(2) Annualized distribution of $0.96 per common share represents an annual yield of approximately 5.8%, based on July 31, 2026, closing price of $16.51.

Note: Statistics above compare the Company's performance with the performance of specific industry indices using total shareholder return ("TSR"). Net Total Debt to Total Capitalization calculation based on (as of June 30, 2026) total debt outstanding, net of cash and cash equivalents (“net total debt outstanding”), divided by net total debt outstanding plus equity market capitalization based on the Company’s closing share price of $16.81 and outstanding common shares.

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VALUES Hospitality – We are thoughtful in our interactions with others and know that strong, caring relationships are the core of our industry. Resolve – We are passionate about the work we do and are steadfast in our commitment to our shareholders. Excellence – We are driven to succeed and improve through innovation and perseverance. Integrity – We are trustworthy and accountable. Teamwork – We support and empower one another, embracing diversity of opinion and background. We are a leading real estate investment company committed to increasing shareholder value through the distribution of attractive dividends and long-term capital appreciation. MISSION Average executive tenure with the Apple REIT Companies is 20 years Established and operated 8 public hospitality REITs Raised and invested approximately $7.4 billion of equity in hotel assets Purchased 458 hotels Purchased as many as 74 hotels in a single year through individual hotel and small portfolio transactions Managed $1.3 billion in CapEx and renovation spending Sold 4 REITs in 3 transactions totaling $2.7 billion Merged 3 REITs and listed Company on NYSE Completed $1.3 billion Apple REIT Ten merger Representation on over 30 brand and industry advisory boards and councils MANAGEMENT TEAM WITH DEEP INDUSTRY EXPERIENCE OVER MULTIPLE HOTEL CYCLES RESIDENCE INN SAN DIEGO OCEANSIDE

PROVEN INVESTMENT STRATEGY Concentrate on Upscale, rooms-focused hotels Efficient operating model yields higher margins Resilient group business Scale ownership minimizes relative G&A load and provides fixed cost efficiencies Unparalleled access to data and operational expertise Align with the best brands in the rooms-focused category Invested in Hilton®, Marriott® and Hyatt® branded hotels with broad consumer appeal which benefit from strong reservation systems and loyalty programs Hire industry-leading operators and maximize performance through benchmarking and asset management Strong regional and national operators with unique management structure align owner and operator to maximize performance in all market environments Analytical, data-driven asset management benchmarks and shares best practices to maximize property-level results Strategic revenue management optimizes mix of business and maximizes bottom-line performance Pursue broad geographic diversification Broad geographic diversification reduces portfolio volatility and provides exposure to a wide variety of demand generators Enhance portfolio through accretive acquisitions, opportunistic dispositions and strategic reinvestment Well-maintained portfolio with average effective age of 5 years ensures competitiveness Strategic acquisitions and dispositions optimize portfolio for long-term growth Prudent capital allocation preserves balance sheet capacity for investments at optimal point in cycle Maintain a strong, flexible balance sheet Strong balance sheet provides security through cycles Positioned to pursue accretive opportunities Conservative capital structure with staggered maturities lowers capital costs and preserves equity value 6 RESIDENCE INN SALT LAKE CITY MURRAY

Q2 2026 KEY TAKEAWAYS OPERATING PERFORMANCE EXCEEDED EXPECTATIONS Comparable Hotels RevPAR +5.3% Comparable Hotels Adjusted Hotel EBITDA Margin expansion of 120 bps FIFA World Cup 2026 events drove incremental demand and pricing power but were not the primary driver of outperformance in Q2, with Comparable Hotels RevPAR growth of 4.8% in non- World Cup markets Business and leisure demand improved broadly across the portfolio, as consumers continue to prioritize travel Preliminary results indicate Comparable Hotels RevPAR growth of more than 5.5% for the month of July 2026 CONTINUED CAPITAL ALLOCATION DISCIPLINE Sold Hampton Inn & Suites Rochester-North for approximately $9 million in April 2026 Year to date through June, reinvested approximately $40 million in Capital Improvements MONTHLY DIVIDEND BOOSTS TOTAL SHAREHOLDER RETURNS $57 million in second quarter distributions, $0.24 per common share Monthly dividend of $0.08 per common share Annualized yield of 5.8% based on July 31st closing price of $16.51 MAINTAINED STRONG, FLEXIBLE BALANCE SHEET Approximately 27% net debt to total capitalization at quarter end $700 million available on revolving credit facility following refinancing transactions in July 2026 Favorably laddered debt maturity schedule with no significant maturities until 2029 207 unencumbered assets 3.2x net debt to EBITDA ATTRACTIVE SUPPLY OUTLOOK 55% of hotels have no new supply under construction within a five-mile radius HOMEWOOD SUITES HOUSTON STAFFORD SUGAR LAND Note: Unless otherwise stated, all changes in performance metrics refer to year-over-year changes for the comparable period. Reconciliation of net income to non-GAAP financial measures included in following pages.

YEAR-OVER-YEAR PERFORMANCE

APPLE HOSPITALITY REIT



MOTTO NASHVILLE DOWNTOWN

Second Quarter 2026 Performance at a Glance

($ in thousands except statistical data and per share amounts)

	Three Months Ended June 30,			Six Months Ended June 30,		
	2026	2025	% CHANGE to 2025	2026	2025	% CHANGE to 2025
Comparable Hotels ADR	$169.90	$164.19	3.5%	$163.96	$160.93	1.9%
Comparable Hotels Occupancy	80.1%	78.8%	1.6%	76.5%	75.1%	1.9%
Comparable Hotels RevPAR	$136.17	$129.30	5.3%	$125.45	$120.80	3.8%
Comparable Hotels Total Revenue	$402,432	$378,890	6.2%	$739,375	$701,866	5.3%
Comparable Hotels Adjusted Hotel EBITDA	$153,369	$139,784	9.7%	$261,816	$244,464	7.1%
Comparable Hotels Adjusted Hotel EBITDA Margin %	38.1%	36.9%	120 bps	35.4%	34.8%	60 bps
Modified Funds From Operations (MFFO)	$123,370	$113,207	9.0%	$203,653	$192,014	6.1%
MFFO per share	$0.52	$0.48	8.3%	$0.86	$0.80	7.5%

Note: Comparable Hotels is defined as the 216 hotels owned by the Company as of June 30, 2026. For hotels acquired during the periods noted, the Company has included, as applicable, results of those hotels for periods prior to the Company's ownership, and for dispositions, results have been excluded for the Company's period of ownership. Results for periods prior to the Company's ownership have not been included in the Company's actual Consolidated Financial Statements and are included only for comparison purposes. Results included for periods prior to the Company's ownership are based on information from the prior owner of each hotel and have not been audited or adjusted. Reconciliation of net income to non-GAAP financial measures is included in the following pages.

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Upscale/Rooms-Focused YTD June 30, 2026 Hotel EBITDA Margin and RevPAR Comparison Upper Upscale/Full-Service EFFICIENT OPERATIONS AC HOTEL WASHINGTON DC CONVENTION CENTER Source: Company filings. Assumptions may vary by company. See explanation and reconciliation of Adjusted Hotel EBITDA to net income included in subsequent pages. Upscale & Upper Upscale Combined Rooms-focused operating model produces strong margins (1)

Upscale/Rooms-Focused Net Debt to TTM EBITDA Ratio at June 30, 2026 Upper Upscale/Full-Service NET DEBT TO EBITDA COMPARISON EMBASSY SUITES MADISON DOWNTOWN Source: Company filings. Assumptions may vary by company. See explanation and reconciliation of Adjusted EBITDA to net income included in subsequent pages. Upscale & Upper Upscale Combined Low leverage has always been a key component of our strategy, providing stability and optionality across economic cycles (1)

- +1% -2% -4% -1% - +1% -3% -3% -2% -3% - -2% +1% +6% +5% +4% +7% % Change in RevPAR Compared to Same Period of Prior Year COMPARABLE HOTELS OPERATING TRENDS Note: Comparable Hotels is defined as the 216 hotels owned by the Company as of June 30, 2026. For hotels acquired during the periods noted, the Company has included, as applicable, results of those hotels for periods prior to the Company's ownership, and for dispositions, results have been excluded for the Company's period of ownership. Results for periods prior to the Company's ownership have not been included in the Company's actual Consolidated Financial Statements and are included only for comparison purposes. Results included for periods prior to the Company's ownership are based on information from the prior owner of each hotel and have not been audited or adjusted.

COMPARABLE HOTELS OCCUPANCY TRENDS

APPLE HOSPITALITY REIT

Continued Strength in Comparable Hotels Occupancy



Occupancy
100%
90%
80%
70%
60%
50%
40%
30%
20%
10%
0%
Jan 2025 64% -1%
Feb 2025 74% -1%
Mar 2025 77% -2%
Apr 2025 78% -3%
May 2025 78% -1%
Jun 2025 81% -1%
Jul 2025 78% +1%
Aug 2025 76% -2%
Sep 2025 75% -2%
Oct 2025 79% -2%
Nov 2025 70% -3%
Dec 2025 63% -
Jan 2026 64% -
Feb 2026 75% +2%
Mar 2026 80% +4%
Apr 2026 80% +2%
May 2026 79% +2%
Jun 2026 82% +1%
Week ended
7/4/26 69% +3%
7/11/26 76% -1%
7/18/26 84% +1%
7/25/26 83% +1%
8/1/26 82% +4%
% Change in Occupancy Compared to Same Period of Prior Year

Note: Comparable Hotels is defined as the 216 hotels owned by the Company as of June 30, 2026. For hotels acquired during the periods noted, the Company has included, as applicable, results of those hotels for periods prior to the Company's ownership, and for dispositions, results have been excluded for the Company's period of ownership. Results for periods prior to the Company's ownership have not been included in the Company's actual Consolidated Financial Statements and are included only for comparison purposes. Results included for periods prior to the Company's ownership are based on information from the prior owner of each hotel and have not been audited or adjusted.

Source: Weekly data provided by STR for hotels owned by the Company and may differ from actual results achieved.

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Source: Data provided by STR for hotels owned by the Company for the periods noted and may differ from actual results achieved. Weekday occupancy includes Sunday through Thursday nights, and weekend occupancy includes Friday and Saturday nights. WEEKDAY VS. WEEKEND OCCUPANCY Occupancy Monthly Data Weekly Data Continued Strength in Absolute Weekday and Weekend Occupancy

PORTFOLIO POISED FOR CONTINUED OUTPERFORMANCE Select-service hotels franchised with industry-leading brands provide strong value proposition and have proven appeal with broadest group of business and leisure customers Resilient demand with favorable year-over-year government travel comparisons Broad geographic diversification provides exposure to wide variety of markets and demand generators Limited near-term portfolio impact from new supply Continue to see strength from small group demand and are positioned in many markets to benefit from compression from large group business Efficient operating model combined with prudent expense management yields higher margins, increasing flow-through of top-line improvements Well-maintained, institutional-quality portfolio with substantial long-term value Average annual CapEx spend, as a percent of total revenue, significantly lower than full-service portfolios, allowing for substantial free cash flow from operations to fund shareholder distributions and strategic investments Acquisition and disposition activity has lowered the average age of assets, reduced near-term CapEx and increased exposure to markets anticipated to outperform over the next cycle while maintaining a strong and flexible balance sheet Balance sheet strength and liquidity position the Company to continue to pursue accretive acquisitions and optimize portfolio COURTYARD AND RESIDENCE INN RICHMOND DOWNTOWN

High margins combined with low CapEx needs results in strong free cash flow Broad geographic diversification enhances portfolio stability Strong value proposition for business and leisure guests drives resilient demand Low debt means less volatility Low supply growth favorably shifts risk and growth profiles POSITIONED FOR OUTPERFORMANCE ACROSS CYCLES STABILITY THROUGH CYCLES LEADS TO OUTPERFORMANCE

SCALE OWNERSHIP OF ROOMS-FOCUSED HOTELS WITH BROAD CONSUMER APPEAL 39 2 30 27 33 8 10 8 10 3 34 4 1 4 1 Note: Number of hotels the Company owns by brand as of August 5, 2026. hotels in portfolio hotels in portfolio hotels in portfolio hotels in portfolio hotels in portfolio hotels in portfolio hotels in portfolio hotels in portfolio hotels in portfolio hotels in portfolio hotel in portfolio hotel in portfolio hotels in portfolio hotels in portfolio hotels in portfolio

BENEFITS OF BRANDED SELECT-SERVICE HOTELS Total revenue primarily derived from rooms sold Ability to cross-utilize associates to maximize efficiencies High margins Fewer outlets to manage Less public space to maintain Resilient group business Efficient Operating Model Broad Consumer Appeal Maximize Shareholder Value High-quality hotels with strong value proposition for guests Product attractive to business and leisure travelers Award-winning service, innovative design and modern amenities Strong reservation systems and loyalty programs Global distribution creates strong consumer awareness Ability to optimize mix of business to drive RevPAR and EBITDA Lower downside risk with meaningful upside High margins drive overall profitability Lower long-term capital needs Institutional brands foster strong resale market, financing flexibility and investor confidence COURTYARD VIRGINIA BEACH OCEANFRONT/SOUTH HOMEWOOD SUITES HUNTSVILLE-VILLAGE OF PROVIDENCE HOME2 SUITES ANCHORAGE/MIDTOWN

BROAD GEOGRAPHIC DIVERSIFICATION Broad geographic diversification provides exposure to wide variety of demand generators Markets benefit from a mix of business and leisure demand Portfolio benefits from both large corporate negotiated and small and midmarket local negotiated business demand Low dependence on inbound international travel Unparalleled exposure to business-friendly markets which continue to benefit from population shifts Diversification across 83 markets helps drive strong, consistent performance Note: Hotel locations as of August 5, 2026. Highlighted markets represent largest markets in Apple Hospitality’s portfolio based on Comparable Hotels Adjusted Hotel EBITDA contribution for the six months ended June 30, 2026. Market categorizations based on STR designations. 5% 5% 3% 6% 3% 4% 4% 3% 3% 3% 3% 3% 3%

MARKET STRATEGY HIGH-DENSITY SUBURBAN Properties ideally located in upscale submarkets with attractive cost structures that benefit from a broad mix of business and leisure demand generators and resilient group business. With proximity to an array of guest amenities and conveniences, these locations help drive strong, consistent performance. Note: Comparable Hotels Adjusted Hotel EBITDA contribution by location type based on the six months ended June 30, 2026. Market and location categorizations based on STR designations. URBAN Properties located in business-friendly cities. Beneficiaries of demographic shifts and economic development, these urban locations are home to numerous demand generators, not heavily dependent on inbound international travel and poised for continued growth. HYATT PLACE GREENVILLE DOWNTOWN Adjusted Hotel EBITDA contribution by location type Diversification across high-density location types helps drive strong, consistent performance HOME2 SUITES ANCHORAGE/MIDTOWN EMBASSY SUITES MADISON DOWNTOWN RESIDENCE INN LOS ANGELES BURBANK/DOWNTOWN COURTYARD SEATTLE KIRKLAND ALOFT PORTLAND DOWNTOWN WATERFRONT ME

STRONG OPERATING MARGINS APLE has a proven record of maximizing operating margins across economic cycles APLE is well positioned to maximize efficiencies and drive profitability: Broad consumer appeal allows for optimization of business mix to drive ADR and RevPAR growth Rooms-focused hotels are inherently efficient Higher margins amplify bottom-line impact of top-line growth Unparalleled access to performance data allows benchmarking to identify and share best practices Flexible labor and in place labor management systems (with centralized reporting) provide opportunity to maximize productivity Investments in hotel associates and training lower turnover and reduce reliance on contract labor over time ALOFT PORTLAND DOWNTOWN WATERFRONT ME

LIMITED NEAR-TERM IMPACT FROM NEW SUPPLY New construction starts have meaningfully decreased since onset of pandemic with anticipated delays in completion Approximately 55% of our hotels do not have any exposure to new projects currently under construction within a five-mile radius COURTYARD CYPRESS ANAHEIM/ORANGE COUNTY Note: Supply growth as defined by the Company. Graph represents percentage of Apple Hospitality REIT portfolio of hotels with one or more upper midscale, upscale or upper upscale new construction projects underway within a five-mile radius. Supply growth well below historical average for our portfolio Portfolio Exposure to New Supply

INDUSTRY-LEADING ASSET MANAGEMENT Analytical, data-driven asset management to maximize property-level performance Scale to negotiate attractive national contracts Strategic revenue management to optimize mix of business and maximize bottom-line performance Strong regional and national third-party operators with readily terminable contracts and flexibility to align performance goals Optionality to consolidate hotels under select third-party managers in multi-property markets to leverage regional expertise, gain operating efficiencies, and enhance overall portfolio performance Strategic Asset Management Approach Best-in-Class Operators 100% of Apple Hospitality’s portfolio operated by third-party property managers 100% of hotels independent of brand management 15 operating companies provide a platform for comparative analytics and shared best practices 25% of operators’ portfolios represented by Apple Hospitality on average Note: Management company information as of June 30, 2026. RESIDENCE INN RICHMOND DOWNTOWN

PROPRIETARY MANAGEMENT AGREEMENT STRUCTURE RESIDENCE INN TUSTIN ORANGE COUNTY Our unique management company contract structure better aligns owner and operator to maximize performance in all market environments. APLE’s Management Company Contract Structure Industry Standard Structure Variable Management Fee 2.5% - 3.5% of revenues based on property’s balanced scorecard performance Balanced Scorecard Metrics: Gross operating profit budget variance STR market target index growth and target rank Guest satisfaction/online review scores Flex/flow percent versus budgeted gross operating profit More than 90% of our hotels operate under this structure. Contract terms average two years and are terminable upon sale. APLE originally implemented this contract structure in 2016. Base Management Fee Typically 3% of revenues + Incentive Management Fee % of operating profit above an owner’s priority return COURTYARD AND RESIDENCE INN RICHMOND DOWNTOWN COURTYARD PHOENIX CHANDLER/FASHION CENTER

BALANCE SHEET POISED FOR FUTURE GROWTH Positive corporate cash flow early in the pandemic recovery preserved strength of balance sheet and equity value Conservative capital structure with staggered maturities lowers capital costs As of June 30, 2026, 59% of outstanding debt fixed or hedged and 207 hotels unencumbered In July 2026, the Company refinanced its existing unsecured $1.2 billion credit facility, increasing the total credit facility to approximately $1.3 billion and extending and staggering the maturity dates while achieving improved pricing terms Also in July 2026, the Company amended and restated its $130 million term loan, increasing the amount of the term loan to $160 million and extending the maturity date by seven years Following the completion of the refinancing transactions, the Company has no significant debt maturities until 2029 and has no outstanding borrowings under its $700 million revolving credit facility, preserving substantial available liquidity to support the Company’s long-term growth strategy Reauthorized and extended ATM Program in Q1 2024, providing availability for the issuance of common shares up to $500 million Poised to be acquisitive and optimize portfolio through opportunistic transactions RESIDENCE INN PORTLAND DOWNTOWN/WATERFRONT

Debt Composition(1) STRONG BALANCE SHEET & LIQUIDITY POSITION Based on balances and hotels owned as of July 31, 2026, excluding unamortized debt issuance costs. Excludes yearly amortization. Interest rate includes effect of interest rate swaps and SOFR rate in effect at July 31, 2026. Debt Maturity Schedule (1) ($ in millions) 207 Hotels Unencumbered Hotels: 2 Keys: 325 Rate: 3.9% Low debt and staggered maturities facilitate agile balance sheet strategy Strong liquidity position for opportunistic growth and after Total Liquidity (1) ($ in millions) Total Available Revolver Capacity Cash and Cash Equivalents on Hand Total Liquidity Hotels: 3 Keys: 612 Rate: 3.6% Term Loan Rate: 3.9%(2) Hotels: 2 Keys: 319 Rate: 3.7% Term Loan Rate: 5.1% Hotels: 2 Keys: 210 Rate: 3.4% Term Loan Rate: 4.8%(2) Term Loan Rate: 5.3%(2)

EFFECTIVE PORTFOLIO MANAGEMENT & STRATEGIC GROWTH HAMPTON INN & SUITES PORTLAND-PEARL DISTRICT Opportunistic Dispositions Strategic Growth Reduce exposure to lower growth markets Dispose of hotels where strong operating efficiencies are harder to achieve Optimize capital reinvestment program through dispositions that effectively manage near- and long-term CapEx needs based on return on investment Invest in hotels and markets with greater growth potential Acquire assets in strong RevPAR markets with attractive cost structures that further enhance operating margins and long-term return on investment Grow portfolio when conditions are right Accretive Acquisitions Earnings growth through portfolio optimization enhances long-term shareholder returns

VALUE CREATION THROUGH DISCIPLINED CAPITAL ALLOCATION AND PORTFOLIO MANAGEMENT

APPLE HOSPITALITY REIT

Post Pandemic Strategic Acquisitions and Opportunistic Dispositions Enhance Portfolio Value

	Pre-COVID Portfolio	Dispositions	Acquisitions[1]	Comparable Portfolio
Number of Hotels[2]	230	39	24	215
Average Hotel Age[3]	14 years	18 years	4 years	18 years
Average Guest Room Count	128	107	170	136
RevPAR[4]	$105	$67	$142	$120
Adjusted Hotel EBITDA Margin[4][5]	37%	24%	40%	35%
Going-In Price		$399M	$1.2B	
Going-In EBITDA Multiple[4][5]		15.9x	11.6x	
Going-In Cap Rate[4][6]		5%	8%	
CapEx Spend per Key		$28K	$7K	
All-In Cap Rate[4][7]		4%	8%	
EBITDA Yield After LTD CapEx[4][5]			9%	

(1) Financial and valuation metrics exclude the Embassy Suites Madison Downtown, which opened in June 2024 and continues to ramp operational performance, and the Motto Nashville Downtown, which opened in December 2025 and continues to ramp operational performance.

(2) Excludes the Company's independent boutique hotel in New York, New York.

(3) Pre-COVID Portfolio reflects age at February 2020, Dispositions and Acquisitions reflect age at transaction date, Comparable Hotels Portfolio reflects age at June 2026.

(4) Pre-COVID Portfolio reflects TTM at February 29, 2020, Dispositions reflect TTM at transaction date, Acquisitions and Comparable Hotels Portfolio are TTM at June 30, 2026.

(5) See explanation and reconciliation of Adjusted Hotel EBITDA to net income included in subsequent pages and applicable Company filings.

(6) Reflects Hotel NOI, including a 4% FF&E reserve, divided by the purchase price.

(7) Reflects Hotel NOI, including a 4% FF&E reserve, divided by the sum of the purchase price and PIP estimate.

(8) Dispositions and Acquisitions reflect TTM Adjusted Hotel EBITDA at transaction date. Dispositions reflect an all-in multiple, including PIP estimate, and Acquisitions reflect a going-in multiple. Share Repurchases and Share Issuances reflect TTM EBITDA, net debt and share count as of quarter end at time of repurchase or issuance.

Disciplined Capital Allocation

January 2023 through June 2026



11.4x
16.4x
10.2x
12.1x
Acquisitions (1)
Dispositions
Share Repurchases
Share Issuances

EBITDA Multiples [5][8]

Returning Capital to Shareholders and Investing in the Portfolio

January 2023 through June 2026

> $835 million	Dividends paid to shareholders
~ $283 million	Capital reinvested in the portfolio

While Maintaining a Strong, Flexible Balance Sheet

at June 30, 2026

3.2x	Net Debt to TTM EBITDA
$612 million	Available liquidity

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NET ACQUIRER SINCE ONSET OF PANDEMIC

APPLE HOSPITALITY REIT

Our acquisition and disposition activity since the start of the pandemic has optimized our portfolio by lowering the average age of our assets, reducing near-term CapEx and increasing exposure to markets we anticipate will outperform over the next cycle **while maintaining the strength and flexibility of our balance sheet**.


MOTTO NASHVILLE DOWNTOWN

24	39	9%	16	4 yrs
hotels purchased for approximately $1.2 billion(1)	hotels sold for approximately $399 million	TTM yield after CapEx(2)	acquisitions not open or stabilized in 2019	average age at time of acquisition


EMBASSY SUITES MADISON DOWNTOWN


ALOFT PORTLAND DOWNTOWN WATERFRONT ME


HILTON GARDEN INN MEMPHIS DOWNTOWN BEALE STREET


AC HOTEL PORTLAND DOWNTOWN/WATERFRONT, ME


HYATT PLACE GREENVILLE DOWNTOWN


COURTYARD CLEVELAND UNIVERSITY CIRCLE


RESIDENCE INN SEATTLE SOUTH/ RENTON


AC HOTEL WASHINGTON DC CONVENTION CENTER


AC HOTEL LOUISVILLE DOWNTOWN


HILTON GARDEN INN FORT WORTH MEDICAL CENTER


HAMPTON INN & SUITES AND HOME2 SUITES CAPE CANAVERAL CRUISE PORT


HYATT HOUSE AND HYATT PLACE TEMPE / PHOENIX / UNIVERSITY


COURTYARD SALT LAKE CITY DOWNTOWN


EMBASSY SUITES SOUTH JORDAN SALT LAKE CITY


HOMEWOOD SUITES TAMPA-BRANDON


AC HOTEL PITTSBURGH DOWNTOWN


HILTON GARDEN INN MADISON DOWNTOWN


HAMPTON INN & SUITES PORTLAND-PEARL DISTRICT


HOMEWOOD SUITES FORT WORTH - MEDICAL CENTER, TX


HYATT HOUSE SALT LAKE CITY/ DOWNTOWN


SPRINGHILL SUITES LAS VEGAS CONVENTION CENTER

(1) Includes the purchase of a parking garage for approximately $9.1 million which serves the Hyatt House Salt Lake City/Downtown, the Courtyard Salt Lake City Downtown and the surrounding area.
(2) Financial and valuation metrics exclude the Embassy Suites Madison Downtown, which opened in June 2024 and continues to ramp operational performance, and the Motto Nashville Downtown, which opened in December 2025 and continues to ramp operational performance.

28

OVERVIEW 160-room(2) AC Hotel by Marriott ® under development in Anchorage, Alaska, for an anticipated total purchase price of $65.5 million, or approximately $409,000 per key Ideally located in Anchorage near the Company’s Embassy Suites by Hilton Anchorage and Home2 Suites by Hilton Anchorage/Midtown The Anchorage market has been one of the Company’s top performing, highest RevPAR markets, with both strong leisure and business demand driving overall performance Forward commitment with trusted developer Timeline: Anticipated completion of construction in the fourth quarter 2027 Location type: Suburban Primary demand generators include: Leisure Air Cargo Government/Military Oil & Gas AC HOTEL BY MARRIOTT ANCHORAGE, AK(1) There are a number of conditions to closing that have not yet been satisfied and there can be no assurance that a closing on this hotel will occur under the outstanding purchase agreement. Hotel under development. Number of rooms represents number of rooms expected upon completion. ACQUISITIONS UNDER CONTRACT Renderings

OVERVIEW 237-room(1) AC Hotel by Marriott® and 160-room(1) Residence Inn by Marriott® under development in Las Vegas, Nevada, for an anticipated total purchase price of $143.7 million, or approximately $362,000 per key The hotels will be developed on the land the Company owns adjacent to its SpringHill Suites by Marriott Las Vegas Convention Center and will benefit from a variety of operational synergies and both business and leisure demand generators Development and forward commitment with trusted developer Timeline: Anticipated completion of construction in the second quarter 2028 Location type: Resort Primary demand generators include: Leisure Conventions Professional Sporting Events Entertainment AC HOTEL & RESIDENCE INN BY MARRIOTT LAS VEGAS, NV Hotels are under development. Number of rooms represents number of rooms expected upon completion. ACQUISITIONS UNDER CONTRACT Renderings

Apple REIT Companies Transaction History 1999 – August 5, 2026 458 TOTAL HOTELS ACQUIRED 242 TOTAL HOTELS SOLD 216 CURRENT HOTEL PORTFOLIO 4 REITS SOLD IN 3 TRANSACTIONS 4 REITS MERGED TO FORM CURRENT APLE MORE THAN 25-YEAR TRACK RECORD OF HOTEL TRANSACTIONS Note: Hotel transactions by the various Apple REIT Companies since the first hospitality REIT in 1999. In 2014, Apple REIT Seven, Inc. and Apple REIT Eight, Inc. merged into Apple REIT Nine, Inc. and the company was renamed Apple Hospitality REIT, Inc. In 2016, Apple REIT Ten, Inc. merged into Apple Hospitality REIT, Inc. HOMEWOOD SUITES NEW ORLEANS Having purchased as many as 74 hotels in a single year through individual hotel and small portfolio transactions, Apple has the experience to meaningfully grow the portfolio

WELL-MAINTAINED PORTFOLIO

APPLE HOSPITALITY REIT



COURTYARD CAROLINA BEACH OCEANFRONT



RESIDENCE INN BOSTON MARLBOROUGH



HOMEWOOD SUITES HUNTSVILLE-VILLAGE OF PROVIDENCE

WELL-MAINTAINED, INSTITUTIONAL-QUALITY PORTFOLIO

- ✓ **Consistent reinvestment enhances long-term value** and leads to traveler satisfaction outperformance
- ✓ Experienced team utilizes advantages of scale ownership to **control costs and maximize impact of dollars spent**
- ✓ Projects are implemented during periods of seasonally lower demand to **minimize revenue displacement**
- ✓ End results **maximize competitiveness** within our markets **and further drive EBITDA growth**

5 Years

Quality portfolio with average effective age of 5 years.(2)
77% of APLE's hotels were built or renovated in the last 8 years.

Upscale and Upper Midscale Reinvestment Statistics(3)	
Average Annual Spend as % of Revenue	**5.4%**
Average % of Hotels Renovated Annually	**10.0%**
Average % of Room Nights Out of Service for Renovations	**< 1.0%**
Cumulative Spend	**$869 million**

4.3

out of 5.00 weighted average Tripadvisor® rating(1)

(1) The Tripadvisor® rating is based on lifetime scores for the Apple Hospitality portfolio of hotels through June 30, 2026.
(2) Average Effective Age represents years since hotels were built or last renovated. Average actual age of hotels is 18 years.
(3) Statistics based on all Upscale and Upper Midscale hotels owned by the Company, Apple REIT Seven, Inc., Apple REIT Eight, Inc., or Apple REIT Ten, Inc. for the period owned. Statistics based on the period 2011 – 2025.

32

U.S. HOTEL FORECAST U.S. Hotel Forecast HILTON GARDEN INN DENVER DOWNTOWN Source: STR; © 2026 CoStar Group; Tourism Economics. Published August 2026. 2025 Actual 2026 Forecast 2027 Forecast Occupancy 62.3% 63.1% 63.4% ADR Change (YOY) +1.0% +3.1% +1.6% RevPAR Change (YOY) -0.2% +4.4% +2.1%

AC HOTEL PITTSBURGH DOWNTOWN CORPORATE RESPONSIBILITY INITIATIVES We own one of the largest and most geographically diverse portfolios of rooms-focused hotels in the United States and are dedicated to making a positive impact on the many communities our hotels serve. We are mindful of our environmental footprint and committed to reducing our impact over time. We have always worked to uphold high environmental, social and governance standards and believe these key areas of focus are an integral part of driving long-term value for our shareholders. We are committed to continuous improvement, and it is our expectation that we will continue to enhance and expand our corporate responsibility disclosures as our progress deepens and industry-wide standards evolve. Our Corporate Responsibility Report details our commitment to enhancing long-term shareholder value through responsible investment, environmental stewardship, strong governance and ethics, and the ongoing support of our corporate employees, hotel associates, hotel guests, communities, and other stakeholders. The Company’s 2025 Corporate Responsibility Report utilizes both the Global Reporting Initiative (“GRI”) Standards and Task Force on Climate-related Financial Disclosures (“TCFD”) to provide a comprehensive overview of the Company’s corporate responsibility performance and climate-related risk management. Apple Hospitality’s enhanced disclosures are intended to provide stakeholders with a better understanding of the Company’s strategy, policies, programs, procedures, performance and initiatives related to environmental stewardship, social responsibility, and corporate governance and resiliency. The Company’s 2025 Corporate Responsibility Report and other related materials can be found within the Corporate Responsibility section of our website.

ENVIRONMENTAL STEWARDSHIP

APPLE HOSPITALITY REIT


HOMEWOOD SUITES

HOMEWOOD SUITES RALEIGH-DURHAM AP/RESEARCH TRIANGLE

Apple Hospitality is committed to enhancing and incorporating sustainability opportunities into our investment and asset management strategies, with a focus on minimizing our environmental impact through reductions in energy and water usage and through improvements in waste management.

Apple Hospitality Key Metrics for 2024[(1)]

Approximately **20 Million Square Feet**

Total Energy Consumption: **394,000 MWh**

Total Energy Intensity per Square Foot: **19.82 kWh**

Combined Scope 1 and 2 Emissions: **117,195 metric tons of CO_2 equivalents**

Emissions Intensity per Square Foot: **5.90 kg**

Portfolio Enrolled in ENERGY STAR® Portfolio Manager® : **100%**

Water Withdrawal: **1,000,000 kgal**

Water Intensity per Occupied Room: **0.12 kgal**

Diversion Rate[(2)]: **12%**

The Company has in place an Environmental Policy and a Vendor Code of Conduct. A formal energy management program was established in 2018 to ensure that energy, water and waste management are a priority not only within the Company, but also with our management companies and brands.

With **19.79 total kWh per square** foot in 2023 as compared to an average of 26.35 total kWh per square foot reported by full-service REITs for 2023, **the rooms-focused hotels we invest in are more operationally and environmentally efficient than full-service hotels.**[(3)] Additionally, Apple Hospitality's 2024 average total utility cost of $6.09 per occupied room highlights both the Company's efforts to operate its hotels effectively and the inherent efficiency of the buildings.

AVERAGE UTILITY COSTS PER OCCUPIED ROOM

Full-Service Hotels[(4)]	$12.63
Limited-Service Hotels[(4)(5)]	$6.74
APLE[(4)]	$6.09

(1) Statistics are based on the Company's portfolio of hotels owned in 2024 for period of ownership.
(2) Based on measured waste data (measured waste data is representative of 49% of the total portfolio).
(3) Includes average of total kWh per square foot as reported for 2023 by DRH, HST, PK, PEB, SHO and XHR.
(4) Full-Service Hotels and Limited-Service Hotels based on 2024 data published by STR in 2025. APLE data based on 2024 actual results for all hotels owned in 2024.
(5) Average Upscale and Upper-Midscale Class.

35

SOCIAL RESPONSIBILITY

APPLE HOSPITALITY REIT


COURTYARD AND FAIRFIELD INN & SUITES PHOENIX CHANDLER/FASHION CENTER


HAMPTON INN FT. LAUDERDALE/DOWNTOWN LAS OLAS AREA


HILTON GARDEN INN AND HOMEWOOD SUITES OKLAHOMA CITY-BRICKTOWN, OK

Key Metrics for Apple Hospitality since 2017

We are thoughtful in our interactions with others and know that strong, caring relationships are the core of our industry.

Apple Gives, an employee-led charitable organization, was formed in 2017 to expand our impact and further advance the achievement of our corporate philanthropic goals.

1,000+
HOURS VOLUNTEERED BY APPLE HOSPITALITY EMPLOYEES

160+
NONPROFIT ORGANIZATIONS HELPED BY APPLE HOSPITALITY

The Company has in place a **Health, Safety and Well-Being Policy, a Human Rights Policy and a Vendor Code of Conduct**.

We support and empower one another, embracing diversity of opinion and background.

Apple Hospitality REIT has always been firmly committed to strengthening communities through charitable giving, by volunteering our time and talents, and by participating in the many philanthropic programs important to our employees and leaders within our industry, including our brands, the American Hotel & Lodging Association (AHLA), the AHLA Foundation and our third-party management companies. We are dedicated to making a positive impact throughout our Company, the hotel industry, our local community and the many communities our hotels serve.


Local Community Outreach


AMERICAS LODGING INVESTMENT SUMMIT
ALIS
Industry Involvement


Management Companies

world of care
SERVE360 DOING GOOD IN EVERY DIRECTION
TRAVEL WITH PURPOSE

Brand Initiatives

36

Board of Directors with Effective Experience Glade M. Knight – Executive Chairman Founder, Apple Hospitality REIT; Former Chairman/CEO, Cornerstone Realty NYSE: TCR Justin G. Knight – Director Chief Executive Officer, Apple Hospitality REIT Glenn W. Bunting – Director President, GB Corporation Jon A. Fosheim – Director Co-founder, Green Street Carolyn B. Handlon – Director Former Executive Vice President, Finance & Global Treasurer, Marriott International, Inc. Blythe J. McGarvie – Lead Independent Director Founder and Former Chief Executive Officer, Leadership for International Finance L. Hugh Redd – Director Former Senior Vice President & Chief Financial Officer, General Dynamics Howard E. Woolley – Director President and Chief Executive Officer, Howard Woolley Group, LLC GOVERNANCE Corporate Governance Aligns with Shareholders Audit, Compensation and Corporate Governance Committees are independent Regular executive sessions of independent directors De-staggered Board allows for annual elections of directors Required resignation of an incumbent director not receiving majority of votes cast in election 76% of executive target compensation is incentive based, with 50% based on shareholder returns Required share ownership of: 5 times base salary for CEO, 3 times base salary for other executive officers, and 4 times base cash compensation for directors Opted out of Virginia law requiring super majority vote for specified transactions Alignment with the best interests of our shareholders is at the forefront of our values. MOTTO NASHVILLE DOWNTOWN

APPENDIX RESIDENCE INN SAN DIEGO OCEANSIDE

RECENT ACQUISITION ACTIVITY

APPLE HOSPITALITY REIT

24 Hotels Acquired Since Beginning of 2020

Brand	Location	Rooms	Date Opened	Date Acquired	Purchase Price
Hampton Inn & Suites[1][2]	Cape Canaveral, FL	116	April 2020	April 2020	$46.7 million
Home2 Suites[1][2]	Cape Canaveral, FL	108	April 2020	April 2020	
Hyatt House[1][2]	Tempe, AZ	105	August 2020	August 2020	$64.6 million
Hyatt Place[1][2]	Tempe, AZ	154	August 2020	August 2020	
Hilton Garden Inn[2]	Madison, WI	176	February 2021	February 2021	$49.6 million
AC Hotels	Portland, ME	178	July 2018	August 2021	$66.8 million
Hyatt Place	Greenville, SC	130	December 2018	September 2021	$30.0 million
Aloft	Portland, ME	157	September 2021	September 2021	$51.2 million
Hilton Garden Inn	Memphis, TN	150	January 2019	October 2021	$38.0 million
Hilton Garden Inn	Fort Worth, TX	157	April 2012	November 2021	$29.5 million
Homewood Suites	Fort Worth, TX	112	June 2013	November 2021	$21.5 million
Hampton Inn & Suites	Portland, OR	243	September 2017	November 2021	$75.0 million
AC Hotels	Louisville, KY	156	April 2018	October 2022	$51.0 million
AC Hotels	Pittsburgh, PA	134	July 2018	October 2022	$34.0 million
Courtyard	Cleveland, OH	154	April 2013	June 2023	$31.0 million
Courtyard	Salt Lake City, UT	175	October 2015	October 2023	$48.1 million
Hyatt House	Salt Lake City, UT	159	January 2015	October 2023	$34.3 million
Parking Garage	Salt Lake City, UT			October 2023	$9.1 million
Residence Inn	Renton, WA	146	August 2019	October 2023	$55.5 million
Embassy Suites	South Jordan, UT	192	March 2018	November 2023	$36.8 million
SpringHill Suites[5]	Las Vegas, NV	300	October 2009	December 2023	$75.0 million
AC Hotels	Washington, DC	234	October 2020	March 2024	$116.8 million
Embassy Suites	Madison, WI	262	June 2024	June 2024	$79.5 million
Homewood Suites	Tampa, FL	126	September 2006	June 2025	$18.8 million
Motto	Nashville, TN	260	December 2025	December 2025	$98.2 million
Total		**4,084**			**$1.2 billion**

(1) These two hotels comprise a dual-branded property at one location.
(2) Contract entered into prior to 2020.
(3) There are a number of conditions to closing that have not yet been satisfied and there can be no assurance that closings on these hotels will occur under the outstanding purchase and development agreements.
(4) Number of rooms represents number of rooms expected upon completion.
(5) In the second quarter of 2024, the property converted a meeting room into a guest room, increasing the number of guest rooms from 299 at acquisition to 300.

Hotels Under Contract for Purchase[3]

Brand	Location	Rooms	Date Opened	Anticipated Acquisition Date	Purchase Price
AC Hotels[4]	Anchorage, AK	160	Under Development	Q4 2027	$65.5 million
AC Hotels[1][4]	Las Vegas, NV	237	Under Development	Q2 2028	$143.7 million
Residence Inn[1][4]	Las Vegas, NV	160	Under Development	Q2 2028	
Total		**557**			**$209.2 million**


HYATT HOUSE AND HYATT PLACE TEMPE / PHOENIX / UNIVERSITY


ALOFT PORTLAND DOWNTOWN WATERFRONT ME


HAMPTON INN & SUITES CAPE CANAVERAL CRUISE PORT


HAMPTON INN & SUITES PORTLAND-PEARL DISTRICT

39

APPLE HOSPITALITY REIT

RECENT DISPOSITION ACTIVITY


HAMPTON INN & SUITES CLOVIS-AIRPORT NORTH


HOMEWOOD SUITES FRESNO AIRPORT/CLOVIS, CA


SPRINGHILL SUITES INDIANAPOLIS FISHERS

41 Hotels Sold Since Beginning of 2020

Brand	Location	Rooms	Age at Time of Sale	Date Sold	Sales Price
SpringHill Suites	Sanford, FL	105	20 yrs	January 2020	$13.0 million
SpringHill Suites	Boise, ID	230	25 yrs	February 2020	$32.0 million
Hampton Inn & Suites	Tulare, CA	86	12 yrs	December 2020	$10.3 million
Homewood Suites	Charlotte, NC	118	30 yrs	February 2021	$10.3 million
Homewood Suites	Memphis, TN	140	31 yrs	March 2021	$8.0 million
SpringHill Suites	Overland Park, KS	102	23 yrs	April 2021	$5.3 million
Hilton Garden Inn	Montgomery, AL	97	18 yrs	20-Hotel Portfolio Sale July 2021	$211.0 million
Homewood Suites	Montgomery, AL	91	17 yrs		
Residence Inn	Rogers, AR	88	18 yrs		
Courtyard	Phoenix, AZ	127	13 yrs		
Courtyard	Lakeland, FL	78	21 yrs		
Fairfield Inn & Suites	Albany, GA	87	11 yrs		
Hilton Garden Inn	Schaumburg, IL	166	13 yrs		
SpringHill Suites	Andover, MA	136	20 yrs		
Residence Inn	Fayetteville, NC	92	15 yrs		
Residence Inn	Greenville, SC	78	23 yrs		
Hampton Inn & Suites	Jackson, TN	85	14 yrs		
Courtyard	Johnson City, TN	90	12 yrs		
Hampton Inn & Suites	Allen, TX	103	15 yrs		
Hilton Garden Inn	Allen, TX	150	19 yrs		
Residence Inn	Beaumont, TX	133	13 yrs		
Hampton Inn & Suites	Burleson/Fort Worth, TX	88	13 yrs		
Hilton Garden Inn	El Paso, TX	145	10 yrs		
Homewood Suites	Irving, TX	77	15 yrs		
SpringHill Suites	Richmond, VA	103	13 yrs		
SpringHill Suites	Vancouver, WA	119	14 yrs		
Independent	Richmond, VA	55	34 yrs	September 2022	$8.5 million
Homewood Suites	Rogers, AR	126	17 yrs	February 2024	$33.5 million
Hampton Inn	Rogers, AR	122	25 yrs		
SpringHill Suites	Greensboro, NC	82	19 yrs	May 2024	$7.1 million
Courtyard	Wichita, KS	90	24 yrs	November 2024	$3.1 million
TownePlace Suites	Knoxville, TN	97	21 yrs	December 2024	$9.4 million
Hilton Garden Inn	Austin, TX	117	16 yrs	December 2024	$10.4 million
Homewood Suites	Chattanooga, TN	76	27 yrs	February 2025	$8.3 million
SpringHill Suites	Fishers, IN	130	17 yrs	March 2025	$12.7 million
Marriott	Houston, TX	206	15 yrs	August 2025	$16.0 million
Hampton Inn & Suites	Clovis, CA	86	16 yrs	November 2025	$8.3 million
Homewood Suites	Clovis, CA	83	15 yrs	November 2025	$12.0 million
Hampton Inn & Suites	Cedar Rapids, IA	103	16 yrs	November 2025	$16.1 million
Homewood Suites	Cedar Rapids, IA	95	15 yrs		
Hampton Inn & Suites	Rochester, MN	124	16 yrs	April 2026	$8.7 million
Total		**4,506**	**Avg age 18 yrs**		**$444.0 million**


HAMPTON INN & SUITES CEDAR RAPIDS – NORTH


HOMEWOOD SUITES CEDAR RAPIDS – NORTH


HOUSTON MARRIOTT ENERGY CORRIDOR

40

COMPARABLE HOTELS QUARTERLY OPERATING METRICS AND STATISTICAL DATA

(Unaudited)

(in thousands, except statistical data)

APPLE HOSPITALITY REIT

	2025				2026	
	Q1	Q2	Q3	Q4	Q1	Q2
Operating income (Actual)	$50,859	$84,851	$72,497	$49,597	$48,013	$88,154
Operating margin % (Actual)	15.5%	22.1%	19.4%	15.2%	14.2%	21.9%
Comparable Hotels Total Revenue	$322,976	$378,890	$368,192	$323,698	$336,943	$402,432
Comparable Hotels Total Operating Expenses	218,296	239,106	239,732	223,401	228,496	249,063
Comparable Hotels Adjusted Hotel EBITDA	$104,680	$139,784	$128,460	$100,297	$108,447	$153,369
Comparable Hotels Adjusted Hotel EBITDA Margin %	32.4%	36.9%	34.9%	31.0%	32.2%	38.1%
ADR (Comparable Hotels)	$157.26	$164.19	$163.27	$153.14	$157.35	$169.90
Occupancy (Comparable Hotels)	71.3%	78.8%	76.3%	70.5%	72.8%	80.1%
RevPAR (Comparable Hotels)	$112.14	$129.30	$124.52	$107.94	$114.61	$136.17
ADR (Actual)	$156.24	$163.56	$162.70	$152.86	$157.19	$169.87
Occupancy (Actual)	71.1%	78.6%	76.2%	70.5%	72.8%	80.1%
RevPAR (Actual)	$111.04	$128.59	$124.03	$107.81	$114.43	$136.13
Reconciliation to Actual Results						
Total Revenue (Actual)	$327,702	$384,370	$373,878	$326,436	$337,741	$402,553
Revenue from acquisitions prior to ownership	1,887	1,065	-	-	-	-
Revenue from dispositions	(6,613)	(6,545)	(5,686)	(2,738)	(798)	(121)
Comparable Hotels Total Revenue	$322,976	$378,890	$368,192	$323,698	$336,943	$402,432
Adjusted Hotel EBITDA (AHEBITDA) (Actual) (1)	$105,265	$141,070	$129,602	$100,588	$108,479	$153,302
AHEBITDA from acquisitions prior to ownership	897	246	-	-	-	-
AHEBITDA from dispositions	(823)	(1,532)	(1,142)	(291)	(32)	67
AHEBITDA from New York Property (2)	(659)	-	-	-	-	-
Comparable Hotels AHEBITDA	$104,680	$139,784	$128,460	$100,297	$108,447	$153,369

(1) Represents the Company's actual Adjusted Hotel EBITDA, which excludes Adjusted EBITDAre from the Company's independent boutique hotel in New York, New York (the "New York Property") from the second half of 2023 through the first quarter of 2025, due to leasing the property to a third-party hotel operator for all hotel operations. Beginning in the second quarter of 2025, Adjusted Hotel EBITDA includes hotel operations from the New York Property.

(2) Represents the inclusion of Adjusted Hotel EBITDA from the New York Property prior to the second quarter of 2025, when the Company regained possession of the hotel from a third-party hotel operator.

Note: Comparable Hotels is defined as the 216 hotels owned by the Company as of June 30, 2026. For hotels acquired during the periods noted, the Company has included, as applicable, results of those hotels for periods prior to the Company's ownership, and for dispositions, results have been excluded for the Company's period of ownership. Results for periods prior to the Company's ownership have not been included in the Company's actual Consolidated Financial Statements and are included only for comparison purposes. Results included for periods prior to the Company's ownership are based on information from the prior owner of each hotel and have not been audited or adjusted. Reconciliation of net income to non-GAAP financial measures is included in the following pages.

41

SAME STORE HOTELS QUARTERLY OPERATING METRICS AND STATISTICAL DATA

(Unaudited)

(in thousands, except statistical data)

APPLE HOSPITALITY REIT

	2025				2026	
	Q1	Q2	Q3	Q4	Q1	Q2
Operating income (Actual)	$50,859	$84,851	$72,497	$49,597	$48,013	$88,154
Operating margin % (Actual)	15.5%	22.1%	19.4%	15.2%	14.2%	21.9%
Same Store Hotels Total Revenue	$320,703	$374,099	$362,817	$317,067	$330,739	$391,630
Same Store Hotels Total Operating Expenses	216,261	233,542	234,658	218,076	221,934	241,161
Same Store Hotels Adjusted Hotel EBITDA	$104,442	$140,557	$128,159	$98,991	$108,805	$150,469
Same Store Hotels Adjusted Hotel EBITDA Margin %	32.6%	37.6%	35.3%	31.2%	32.9%	38.4%
ADR (Same Store Hotels)	$157.06	$164.09	$163.03	$152.10	$157.24	$168.87
Occupancy (Same Store Hotels)	71.3%	78.7%	76.2%	70.5%	73.2%	80.2%
RevPAR (Same Store Hotels)	$111.91	$129.19	$124.26	$107.18	$115.04	$135.50
ADR (Actual)	$156.24	$163.56	$162.70	$152.86	$157.19	$169.87
Occupancy (Actual)	71.1%	78.6%	76.2%	70.5%	72.8%	80.1%
RevPAR (Actual)	$111.04	$128.59	$124.03	$107.81	$114.43	$136.13
Reconciliation to Actual Results						
Total Revenue (Actual)	$327,702	$384,370	$373,878	$326,436	$337,741	$402,553
Revenue from acquisitions	-	(236)	(1,201)	(1,211)	(3,572)	(5,874)
Revenue from dispositions	(6,613)	(6,545)	(5,686)	(2,738)	(798)	(121)
Revenue from non-hotel property and New York Property (1)	(386)	(3,490)	(4,174)	(5,420)	(2,632)	(4,928)
Same Store Hotels Total Revenue	$320,703	$374,099	$362,817	$317,067	$330,739	$391,630
Adjusted Hotel EBITDA (AHEBITDA) (Actual) (2)	$105,265	$141,070	$129,602	$100,588	$108,479	$153,302
AHEBITDA from acquisitions	-	(97)	(202)	(43)	(729)	(2,135)
AHEBITDA from dispositions	(823)	(1,532)	(1,142)	(291)	(32)	67
AHEBITDA from New York Property (3)	-	1,116	(99)	(1,263)	1,087	(765)
Same Store Hotels AHEBITDA	$104,442	$140,557	$128,159	$98,991	$108,805	$150,469

(1) Represents revenue from the New York Property, which from the second half of 2023 through the first quarter of 2025 was considered lease revenue from a lease to a third-party hotel operator of the property, during which time the property was referred to as the "non-hotel property." Since the second quarter of 2025, this represents revenue consistent with hotel operations from the New York Property.

(2) Represents the Company's actual Adjusted Hotel EBITDA, which excludes Adjusted EBITDAre from the New York Property from the second half of 2023 through the first quarter of 2025, due to leasing the property to a third-party hotel operator for all hotel operations. Beginning in the second quarter of 2025, Adjusted Hotel EBITDA includes hotel operations from the New York Property.

(3) Represents Adjusted Hotel EBITDA from the New York Property since the second quarter of 2025, subsequent to the Company regaining possession of the hotel from a third-party hotel operator.

Note: Same Store Hotels is defined as the 213 hotels owned and held for use by the Company as of January 1, 2025, and during the entirety of the periods being compared, and excludes the New York Propertyrecovered during the second quarter 2025 from a third-party hotel operator. This information has not been audited. Reconciliation of net income to non-GAAP financial measures is included in the following pages.

42

RECONCILIATION OF NET INCOME TO EBITDA, EBITDAre, ADJUSTED EBITDAre AND ADJUSTED HOTEL EBITDA

APPLE HOSPITALITY REIT

THE FOLLOWING TABLE RECONCILES THE COMPANY'S GAAP NET INCOME TO EBITDA, EBITDAre, ADJUSTED EBITDAre AND ADJUSTED HOTEL EBITDA ON A QUARTERLY BASIS FOR 2025 AND 2026

(Unaudited) (in thousands)

	2025				2026	
	Q1	Q2	Q3	Q4	Q1	Q2
Net income	$31,221	$63,648	$50,880	$29,615	$27,699	$67,077
Depreciation and amortization	47,941	48,022	48,100	48,564	49,537	49,652
Amortization of favorable and unfavorable operating leases, net	102	102	102	102	102	102
Interest and other expense, net	19,397	20,963	21,375	19,746	20,072	20,817
Income tax expense	241	240	242	236	242	260
EBITDA	98,902	132,975	120,699	98,263	97,652	137,908
Gain on sale of real estate	(3,557)	-	(4,380)	(5,179)	-	(112)
Impairment of depreciable real estate	-	-	5,724	-	-	2,319
EBITDAre	95,345	132,975	122,043	93,084	97,652	140,115
Non-cash straight-line operating ground lease expense	33	31	31	31	31	28
Share-based compensation expense (1)	3,068	1,404	1,264	1,965	2,914	4,365
Adjusted EBITDAre	98,446	134,410	123,338	95,080	100,597	144,508
Corporate expense	6,160	6,660	6,264	5,508	7,882	8,794
Adjusted EBITDAre from non-hotel property (2)	659	-	-	-	-	-
Adjusted Hotel EBITDA	$105,265	$141,070	$129,602	$100,588	$108,479	$153,302

(1) Effective January 1, 2026, in calculating Adjusted EBITDAre, the Company began to exclude share-based compensation expense, as it represents a non-cash transaction and the add back to net income is consistent with the calculation of Adjusted EBITDA for the Company's financial covenant ratios under its credit facilities and consistent with the presentation of Adjusted EBITDA for the majority of other public lodging REITs. Prior year results have been updated to conform with the current year presentation.

(2) Non-hotel property consists of the results of the New York Property that was leased to a third-party hotel operator before possession was recovered and operations reinstated through a third-party manager on April 4, 2025. This property's Adjusted EBITDAre results are not included in Adjusted Hotel EBITDA beginning with the second half of 2023 through the first quarter of 2025.

Note: The Consolidated Statements of Operations and Comprehensive Income and corresponding footnotes can be found in the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 2026.

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RECONCILIATION OF NET INCOME TO FFO AND MFFO

APPLE HOSPITALITY REIT

THE FOLLOWING TABLE RECONCILES THE COMPANY'S GAAP NET INCOME TO FFO and MFFO
ON A QUARTERLY BASIS FOR 2025 and 2026
(Unaudited) (in thousands, except per share amounts)

	2025				2026	
	Q1	Q2	Q3	Q4	Q1	Q2
Net income	$31,221	$63,648	$50,880	$29,615	$27,699	$67,077
Depreciation of real estate owned	47,181	47,262	47,341	47,805	48,778	48,831
Gain on sale of real estate	(3,557)	-	(4,380)	(5,179)	-	(112)
Impairment of depreciable real estate	-	-	5,724	-	-	2,319
Funds from operations	74,845	110,910	99,565	72,241	76,477	118,115
Amortization of finance ground lease assets	759	760	759	760	759	760
Amortization of favorable and unfavorable operating leases, net	102	102	102	102	102	102
Non-cash straight-line operating ground lease expense	33	31	31	31	31	28
Share-based compensation expense (1)	3,068	1,404	1,264	1,965	2,914	4,365
Modified funds from operations	$78,807	$113,207	$101,721	$75,099	$80,283	$123,370
Modified funds from operations per common share	$0.33	$0.48	$0.43	$0.32	$0.34	$0.52
Weighted average common shares outstanding – basic and diluted	240,067	237,659	237,072	236,405	236,112	236,151

(1) Effective January 1, 2026, in calculating MFFO, the Company began to exclude share-based compensation expense, as it represents a non-cash transaction, consistent with the MFFO presentation of the majority of other public lodging REITs. Prior year results have been updated to conform with the current year presentation.

Note: The Consolidated Statements of Operations and Comprehensive Income and corresponding footnotes can be found in the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 2026.

44

DEFINITIONS HYATT PLACE JACKSONVILLE AIRPORT Non-GAAP Financial Measures The Company considers the following non-GAAP financial measures useful to investors as key supplemental measures of its operating performance: Funds from Operations (“FFO”); Modified FFO (“MFFO”); Earnings Before Interest, Income Taxes, Depreciation and Amortization (“EBITDA”); Earnings Before Interest, Income Taxes, Depreciation and Amortization for Real Estate (“EBITDAre”); Adjusted EBITDAre; Adjusted Hotel EBITDA; Comparable Hotels Adjusted Hotel EBITDA; and Same Store Hotels Adjusted Hotel EBITDA. These non-GAAP financial measures should be considered along with, but not as alternatives to, net income (loss), cash flow from operations or any other operating GAAP measure. FFO, MFFO, EBITDA, EBITDAre, Adjusted EBITDAre, Adjusted Hotel EBITDA, Comparable Hotels Adjusted Hotel EBITDA and Same Store Hotels Adjusted Hotel EBITDA are not necessarily indicative of funds available to fund the Company’s cash needs, including its ability to make cash distributions. Although FFO, MFFO, EBITDA, EBITDAre, Adjusted EBITDAre, Adjusted Hotel EBITDA, Comparable Hotels Adjusted Hotel EBITDA and Same Store Hotels Adjusted Hotel EBITDA, as calculated by the Company, may not be comparable to FFO, MFFO, EBITDA, EBITDAre, Adjusted EBITDAre, Adjusted Hotel EBITDA, Comparable Hotels Adjusted Hotel EBITDA and Same Store Hotels Adjusted Hotel EBITDA, as reported by other companies that do not define such terms exactly as the Company defines such terms, the Company believes these supplemental measures are useful to investors when comparing the Company’s results between periods and with other REITs. EBITDA, EBITDAre, Adjusted EBITDAre and Adjusted Hotel EBITDA EBITDA is a commonly used measure of performance in many industries and is defined as net income (loss) excluding interest, income taxes, depreciation and amortization. The Company believes EBITDA is useful to investors because it helps the Company and its investors evaluate the ongoing operating performance of the Company by removing the impact of its capital structure (primarily interest expense) and its asset base (primarily depreciation and amortization). In addition, certain covenants included in the agreements governing the Company’s indebtedness use EBITDA, as defined in the specific credit agreement, as a measure of financial compliance. In addition to EBITDA, the Company also calculates and presents EBITDAre in accordance with standards established by the National Association of Real Estate Investment Trusts (“Nareit”), which defines EBITDAre as EBITDA, excluding gains and losses from the sale of certain real estate assets (including gains and losses from change in control), plus real estate related impairments, and adjustments to reflect the entity’s share of EBITDAre of unconsolidated affiliates. The Company presents EBITDAre because it believes that it provides further useful information to investors in comparing its operating performance between periods and between REITs that report EBITDAre using the Nareit definition. The Company also considers the exclusion of non-cash straight-line operating ground lease expense and share-based compensation expense from EBITDAre useful, as these expenses do not reflect the underlying performance of the related hotels (Adjusted EBITDAre). The Company further excludes corporate expense, defined as actual corporate-level general and administrative expense, excluding share-based compensation expense, for the Company as well as Adjusted EBITDAre from the non-hotel property (the New York Property) from Adjusted EBITDAre (Adjusted Hotel EBITDA) to isolate property-level operational performance over which the Company’s hotel operators have direct control. The Company believes Adjusted Hotel EBITDA provides useful supplemental information to investors regarding operating performance and it is used by management to measure the performance of the Company’s hotels and effectiveness of the operators of the hotels. In addition, Adjusted EBITDAre and Adjusted Hotel EBITDA are both components of key compensation measures of operational performance within the Company's 2026 incentive plan.

DEFINITIONS CONTINUED HAMPTON INN & SUITES PHOENIX DOWNTOWN FFO and MFFO The Company calculates and presents FFO in accordance with standards established by Nareit, which defines FFO as net income (loss) (computed in accordance with GAAP), excluding gains and losses from the sale of certain real estate assets (including gains and losses from change in control), extraordinary items as defined by GAAP, and the cumulative effect of changes in accounting principles, plus real estate related depreciation, amortization and impairments, and adjustments for unconsolidated affiliates. Historical cost accounting for real estate assets implicitly assumes that the value of real estate assets diminishes predictably over time. Since real estate values instead have historically risen or fallen with market conditions, most real estate industry investors consider FFO to be helpful in evaluating a real estate company’s operations. The Company further believes that by excluding the effects of these items, FFO is useful to investors in comparing its operating performance between periods and between REITs that report FFO using the Nareit definition. FFO as presented by the Company is applicable only to its common shareholders, but does not represent an amount that accrues directly to common shareholders. The Company calculates MFFO by further adjusting FFO for the exclusion of amortization of finance ground lease assets, amortization of favorable and unfavorable operating leases, net, non-cash straight-line operating ground lease expense, and share-based compensation expense, as these expenses do not reflect the underlying performance of the related hotels. The Company presents MFFO when evaluating its performance because it believes that it provides further useful supplemental information to investors regarding its ongoing operating performance. In addition, MFFO is a component of a key compensation measure of operational performance within the Company's 2026 incentive plan. COMPARABLE HOTELS Comparable Hotels is defined as the 216 hotels owned by the Company as of June 30, 2026. For hotels acquired during the periods noted, the Company has included, as applicable, results of those hotels for periods prior to the Company's ownership, and for dispositions, results have been excluded for the Company's period of ownership. Results for periods prior to the Company's ownership have not been included in the Company's actual Consolidated Financial Statements and are included only for comparison purposes. Results included for periods prior to the Company's ownership are based on information from the prior owner of each hotel and have not been audited or adjusted. SAME STORE HOTELS Same Store Hotels is defined as the 213 hotels owned and held for use by the Company as of January 1, 2025, and during the entirety of the periods being compared, and excludes the New York Property recovered during the second quarter 2025 from a third-party hotel operator. This information has not been audited.

TRADEMARK INFORMATION “AC Hotels by Marriott®,” “Aloft Hotels®,” “Courtyard by Marriott®,” “Fairfield by Marriott®,” “Fairfield Inn by Marriott®,” “Fairfield Inn & Suites by Marriott®,” “Marriott® Hotels,” “Residence Inn by Marriott®,” “SpringHill Suites by Marriott®,” and “TownePlace Suites by Marriott®” are each a registered trademark of Marriott International, Inc. or one of its affiliates. All references to “Marriott®” mean Marriott International, Inc. and all of its affiliates and subsidiaries, and their respective officers, directors, agents, employees, accountants and attorneys. Marriott® is not responsible for the content of this presentation, whether relating to hotel information, operating information, financial information, Marriott®’s relationship with Apple Hospitality REIT, Inc., or otherwise. Marriott® was not involved in any way, whether as an “issuer” or “underwriter” or otherwise, in any Apple Hospitality REIT offering and received no proceeds from any offering. Marriott® has not expressed any approval or disapproval regarding this presentation, and the grant by Marriott® of any franchise or other rights to Apple Hospitality REIT shall not be construed as any expression of approval or disapproval. Marriott® has not assumed and shall not have any liability in connection with this presentation.   “Embassy Suites by Hilton®,” “Hampton by Hilton®,” “Hampton Inn by Hilton®,” “Hampton Inn & Suites by Hilton®,” “Hilton Garden Inn®,” “Home2 Suites by Hilton®,” “Motto by Hilton®” and “Homewood Suites by Hilton®” are each a registered trademark of Hilton Worldwide Holdings Inc. or one of its affiliates. All references to “Hilton®” mean Hilton Worldwide Holdings Inc. and all of its affiliates and subsidiaries, and their respective officers, directors, agents, employees, accountants and attorneys. Hilton® is not responsible for the content of this presentation, whether relating to hotel information, operating information, financial information, Hilton®’s relationship with Apple Hospitality REIT, Inc., or otherwise. Hilton® was not involved in any way, whether as an “issuer” or “underwriter” or otherwise, in any Apple Hospitality REIT offering and received no proceeds from any offering. Hilton® has not expressed any approval or disapproval regarding this presentation, and the grant by Hilton® of any franchise or other rights to Apple Hospitality REIT shall not be construed as any expression of approval or disapproval. Hilton® has not assumed and shall not have any liability in connection with this presentation. “Hyatt Place®” and “Hyatt House®” are each a registered trademark of Hyatt Hotels Corporation or one of its affiliates. All references to “Hyatt®” mean Hyatt Hotels Corporation and all of its affiliates and subsidiaries, and their respective officers, directors, agents, employees, accountants and attorneys. Hyatt® is not responsible for the content of this presentation, whether relating to hotel information, operating information, financial information, Hyatt®’s relationship with Apple Hospitality REIT, Inc., or otherwise. Hyatt® was not involved in any way, whether as an “issuer” or “underwriter” or otherwise, in any Apple Hospitality REIT offering and received no proceeds from any offering. Hyatt® has not expressed any approval or disapproval regarding this presentation, and the grant by Hyatt® of any franchise or other rights to Apple Hospitality REIT shall not be construed as any expression of approval or disapproval. Hyatt® has not assumed and shall not have any liability in connection with this presentation. AC HOTEL WASHINGTON DC CONVENTION CENTER

Apple Hospitality REIT, Inc. 814 East Main Street Richmond, VA 23219 (804) 344-8121 info@applehospitalityreit.com www.applehospitalityreit.com RESIDENCE INN SEATTLE SOUTH/RENTON